Exhibit 99.1

BROAD STREET REALTY, INC ANNOUNCES CLOSING OF PREVIOUSLY ANNOUNCED MERGER TRANSACTION OF THE SHOPS AT GREENWOOD VILLAGE

BETHESDA, MD, October 12, 2021 /PRNewswire/ —Broad Street Realty, Inc. (OTCQX: BRST), a fully integrated and self-managed publicly owned real estate company, continued its previously announced series of mergers by completing the merger of the 198,327 square foot The Shops at Greenwood Village, a retail shopping center located in Greenwood Village, Colorado, on October 6, 2021. As consideration for the merger, the Company issued an aggregate of 2,752,568 shares of its common stock to the prior investors in BSV Greenwood as consideration in the Greenwood Merger. In connection with the closing of the Greenwood Merger, the Company entered into a $23.5 million mortgage loan secured by The Shops at Greenwood Village, which bears interest at Prime minus 0.35% per annum and matures on October 10, 2028. The Company has entered into an interest rate swap which fixes the interest rate of the loan at 4.082%.

With the closing of this merger, the Company now owns fifteen primarily grocery-anchored neighborhood shopping center properties with over 1,735,384 square feet of gross leasable space in Colorado, Maryland, Pennsylvania, Virginia and Washington, DC, as well as Broad Street’s operating platform, including its commercial brokerage, property management and development businesses. The Company has approximately 45 employees and is headquartered in Bethesda, Maryland with additional offices in Denver, Colorado and Washington, D.C.

Michael Z. Jacoby, Chairman of the Board of Directors and Chief Executive Officer of the Company, said, “We are very pleased to complete the additional merger of The Shops at Greenwood Village into the company in accordance with our previously announced plans. This 92.5% leased shopping center is a core part of our strategy of owning necessity based retail and mixed-use opportunities in key markets including the Mid Atlantic, Southeast and Denver, Colorado markets.”

Baird is serving as exclusive financial advisor to Broad Street, and Morrison & Foerster and Shulman Rogers are serving as legal advisors to Broad Street.

About Broad Street Realty, Inc.

Broad Street Realty, Inc. is a fully integrated and self-managed real estate company that owns, operates, develops and redevelops primarily grocery-anchored shopping centers and mixed-use properties in the Mid-Atlantic, Southeast and Denver, Colorado markets. Broad Street is also a market-leading commercial real estate services firm that delivers cost-effective solutions for office, industrial and retail clients. The Company has extensive experience in tenant representation, landlord representation, property acquisition and disposition, real estate development, project/construction management, finance, strategic consulting, property management and asset management.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, as well as statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words "may," "should," "could," "would," "predicts," "potential," "continue,"

"expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company's management. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements speak only as of the date of this press release. Except as otherwise may be required by law, the Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.